Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of IAC/InterActiveCorp for the registration of 4,504,683 shares of its common stock and to the incorporation by reference therein of our report dated February 28, 2017, except for Notes 1, 2, 5, 14, 22 and 24, as to which the date is July 18, 2017, with respect to the consolidated financial statements and schedule of IAC/InterActiveCorp as of December 31, 2015 and 2016 and for each of the three years in the period ended December 31, 2016 included in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on July 18, 2017, and our report dated February 28, 2017 with respect to the effectiveness of internal control over financial reporting of IAC/InterActiveCorp included in its Annual Report on Form 10-K for the year ended December 31, 2016, filed with the U.S. Securities and Exchange Commission on February 28, 2017.

/s/ Ernst & Young LLP

New York, New York

January 22, 2018